UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14A-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                             Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

APPLIED BIOSYSTEMS INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Supplement No. 1, dated October 15, 2008

to Joint Proxy Statement/ Prospectus dated September 10, 2008

PROPOSED MERGER—YOUR VOTE IS VERY IMPORTANT

Dear Invitrogen and Applied Biosystems Stockholders:

On or about September 12, 2008, Invitrogen Corporation, or Invitrogen, and Applied Biosystems Inc., or ABI, mailed to you a joint proxy statement/prospectus dated September 10, 2008, relating to the special meeting of Invitrogen stockholders and the special meeting of Applied Biosystems stockholders to consider, among other things, proposals related to the Agreement and Plan of Merger, dated as of June 11, 2008, as amended by Amendment No. 1 thereto, dated as of September 9, 2008, by and among Invitrogen, Atom Acquisition, LLC and ABI (formerly known as Applera Corporation).

We are providing you this supplement to the joint proxy statement/prospectus to describe an amendment to the merger agreement between Invitrogen and ABI that was entered into on October 15, 2008, and to provide you with updated information regarding the potential tax consequences of the merger. Stockholders are urged to read this supplement carefully together with the joint proxy statement/prospectus. The information contained in this supplement replaces and supersedes any inconsistent information set forth in the joint proxy statement/prospectus.

Invitrogen and ABI amended the merger agreement to, among other things, eliminate a condition to closing requiring that the parties receive certain opinions of their respective counsel as to the tax treatment of the transaction. Under the prior terms of the merger agreement, completion of the merger was conditioned on the receipt of an opinion from counsel to each of Invitrogen and ABI to the effect that the merger will be treated as a tax-free reorganization under Section 368(a) of the Internal Revenue Code and that each of Invitrogen and ABI will be treated as a party to that reorganization within the meaning of Section 368(b) of the Internal Revenue Code. If the merger qualifies as a tax-free reorganization, then holders of Applied Biosystems stock may receive more favorable tax treatment on the stock consideration issued to them in the merger. Given the current trading price of Invitrogen’s common stock, however, the parties determined that they currently would not be able to obtain the necessary opinions because of the value of the cash consideration to be received by Applied Biosystems stockholders as compared to the value of the stock consideration they will receive. Applicable tax regulations generally limit the percentage of the consideration that can be paid in cash if the transaction is to qualify as a tax-free reorganization. We believe the recent prices for Invitrogen common stock to be the result of overall unprecedented conditions in the stock market and the decline in stock prices generally as opposed to any factor specifically affecting Invitrogen.

The amendment to the merger agreement will allow Invitrogen and ABI to proceed with the merger even if the tax opinions cannot be obtained. That means that holders of Applied Biosystems stock may not be entitled to the potentially more favorable tax treatment of the stock consideration issued to them in the merger that would be available if the merger qualified as a tax- free reorganization under Section 368(a) of the Internal Revenue Code. However, in general, if you are a U.S. holder of Applied Biosystems stock who realizes gain on the merger, if the amount of cash you receive in the merger is equal to or greater than the gain you realize in the merger—that is, the amount by which the sum of the amount of cash you receive and the fair market value, as of the effective time of the merger, of the Invitrogen common stock you receive (including cash received in lieu of any fractional shares of Invitrogen common stock) exceeds your adjusted tax basis in the shares of Applied Biosystems stock exchanged in the merger—the amount of gain on the exchange that will be taxable to you should generally be the same regardless of whether the merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code. See “Update to Material U.S. Federal Income Tax Consequences of the Merger” in this supplement.

The merger agreement amendment also modified the structure of the merger in order to ensure that, if the merger does not qualify as a tax-free reorganization, the merger will not be taxable to ABI or Invitrogen, except with respect to the effect, if any, of the merger on the previously completed separation of ABI’s Celera business group. This amendment is necessary so that the committed financing for the merger, together with available cash on hand, will be sufficient to pay the cash portion of the merger consideration and all related costs and expenses since the transaction was not expected to be taxable to ABI or Invitrogen. Each of ABI and Invitrogen has received an opinion from its respective counsel to the effect that, based on the law in effect and the facts existing as of the date of the opinions, except with respect to the effect, if any, of the merger on the previously completed separation of ABI’s Celera business group, the merger will not result in the recognition of gain or loss to ABI or Invitrogen.

Invitrogen and ABI remain committed to completing the transaction, which is expected to close in November 2008. Despite the upheaval in the financial and credit markets, the boards of directors of Invitrogen and ABI continue to believe the merger is in the best interests of each company’s stockholders. The amendments to the merger agreement will help to reduce uncertainty that the merger will be completed and allow the transaction to go forward even in the midst of the unprecedented volatility currently being experienced in the securities markets and the current trading price of Invitrogen’s common stock.

The Applied Biosystems special meeting of stockholders will be held on October 16, 2008 at ABI’s headquarters, located at 301 Merritt 7, Main Avenue (old U.S. Route 7), Norwalk, Connecticut 06851, for the sole purpose of adjourning the meeting to 9:00 a.m., Eastern time, on October 28, 2008. ABI intends to adjourn its special meeting of stockholders in order to provide stockholders with additional time to consider the changes to the merger effectuated by Amendment No. 2 to the merger agreement and to review the enclosed supplement to the joint proxy statement/prospectus.

The adjourned Applied Biosystems special meeting of stockholders will be held for the following purposes:

•

to consider and vote on a proposal to approve and adopt the Agreement and Plan of Merger, dated as of June 11, 2008, as amended, by and among Invitrogen Corporation, a Delaware corporation, Atom Acquisition, LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of Invitrogen Corporation, Atom Acquisition Corporation, a Delaware corporation and an indirect wholly-owned subsidiary of Invitrogen, and Applied Biosystems Inc. (formerly known as Applera Corporation), as such agreement may be amended from time to time, and to approve the merger of Atom Acquisition Corporation with and into Applied Biosystems Inc.; and

•	to vote upon an adjournment of the Applied Biosystems special meeting of stockholders, if necessary, to solicit additional proxies if there are not sufficient votes for the foregoing proposal.

Invitrogen has postponed its special meeting of stockholders until October 28, 2008 in order to provide stockholders with additional time to consider the changes to the merger effectuated by Amendment No. 2 to the merger agreement and to review the enclosed supplement to the joint proxy statement/prospectus.

The Invitrogen special meeting of stockholders will be held for the following purposes:

•

to consider and vote upon a proposal for the Invitrogen stockholders to approve the issuance of Invitrogen common stock to the stockholders of Applied Biosystems Inc. (formerly known as Applera Corporation) in the merger of Atom Acquisition Corporation, an indirect wholly-owned subsidiary of Invitrogen, with and into Applied Biosystems Inc., as contemplated by the Agreement and Plan of Merger, dated as of June 11, 2008, as amended, by and among Invitrogen, Atom Acquisition, LLC, Atom Acquisition Corporation, and Applied Biosystems Inc., as such agreement may be amended from time to time;

•	to consider and vote upon a proposed amendment to Invitrogen’s restated certificate of incorporation to increase the number of authorized shares of common stock from 200,000,000 to 400,000,000; and

•	to consider and vote upon any adjournments of the Invitrogen special meeting of stockholders, if necessary, to solicit additional proxies in favor of any or all of the foregoing proposals.

This supplement does not change the proposals previously submitted for approval by Invitrogen and ABI in the joint proxy statement/prospectus, except to amend the description of the merger agreement and update certain disclosures related to the amendment. The Invitrogen special meeting of stockholders and the adjourned Applied Biosystems special meeting of stockholders will be held at the dates, times and locations set forth below. Whether or not you plan to attend your company’s meeting, please take the time to submit your proxy or vote by telephone or the internet. If you previously submitted your proxy, or voted by telephone or the internet, your proxy or vote will continue to be valid, and you do not need to submit a new proxy or otherwise vote again unless you want to change your vote. If your shares of Invitrogen common stock or Applied Biosystems stock are held in an account with a bank, broker or other nominee, you must instruct your bank, broker or other nominee how to vote those shares if you have not already voted or if you wish to change your vote. A revised proxy card for holders of Applied Biosystems stock is enclosed.

For Invitrogen stockholders:	For Applied Biosystems stockholders:

October 28, 2008 at 9:30 am, Pacific time at Invitrogen’s headquarters located at 5781 Van Allen Way, Carlsbad, California 92008	October 28, 2008, at 9:00 a.m., Eastern time at Applied Biosystems’ headquarters, located at 301 Merritt 7, Main Avenue (old U.S. Route 7), Norwalk, Connecticut 06851

The board of directors of Invitrogen recommends that Invitrogen stockholders vote FOR the issuance of Invitrogen common stock in the merger, FOR the amendment to the Invitrogen restated certificate of incorporation, and FOR any adjournment of the Invitrogen special meeting of stockholders, if necessary, to solicit additional proxies.

The board of directors of Applied Biosystems recommends that Applied Biosystems stockholders vote FOR the approval and adoption of the merger agreement, as amended, and approval of the merger and FOR any adjournment of the Applied Biosystems special meeting of stockholders, if necessary, to solicit additional proxies.

As discussed in greater detail in the joint proxy statement/prospectus, holders of Applied Biosystems stock have the right to elect to receive their merger consideration in the form of cash, Invitrogen common stock or a combination of cash and stock, subject to proration. If you previously submitted an election form, you do not need to submit a new election form unless you want to change your election. If you have not yet submitted an election form, you will have until two business days prior to the closing of the merger to do so. We currently expect that the merger will be completed in November 2008 and we will issue a press release announcing the election deadline at least five business days prior to the closing date of the merger.

Attached to this letter is a supplement to the joint proxy statement/prospectus, or the supplement, containing additional and updated information about the amended merger agreement. Please read this document carefully in its entirety. We also encourage you, if you have not done so already, to review carefully the joint proxy statement/prospectus that was previously sent to you. All references to the agreement and plan of merger, the merger agreement or the merger in this supplement and in the joint proxy statement/prospectus are to the agreement and plan of merger as amended.

The record date for the special meetings has not changed. Only stockholders of record of Invitrogen common stock at the close of business on September 5, 2008, are entitled to vote at the special meeting of Invitrogen stockholders. Only holders of record of Applied Biosystems stock at the close of business on September 5, 2008, are entitled to vote at the Applied Biosystems special meeting of stockholders or any adjournment of the Applied Biosystems special meeting of stockholders.

For a discussion of certain risk factors you should consider before voting on the proposed transaction, see “Risk Factors” in the joint proxy statement/prospectus and this supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the Invitrogen common stock to be issued pursuant to the merger or passed upon the adequacy or accuracy of this joint proxy statement/prospectus. Any representation to the contrary is a criminal offense.

This supplement is dated October 15, 2008, and is first being mailed to stockholders on or about October 16, 2008.

Supplement No. 1, dated October 15, 2008,

to

Joint Proxy Statement/Prospectus, dated September 10, 2008

This supplement is being mailed to the stockholders of Invitrogen and the holders of Applied Biosystems stock because Invitrogen and ABI have amended the merger agreement. This supplement provides information about the amendment to the merger agreement and updates certain disclosures in the joint proxy statement/prospectus, dated September 10, 2008. Unless otherwise indicated, all references to the merger agreement in this supplement and the joint proxy statement/prospectus refer to the Merger Agreement, dated as of June 11, 2008, as amended by Amendment No. 1 thereto, dated September 10, 2008, and Amendment No. 2, dated as of October 15, 2008, as amended. A copy of Amendment No. 2 to the merger agreement is included as Annex A to this supplement. Stockholders are urged to read this supplement carefully together with the joint proxy statement/prospectus. The information contained in this supplement replaces and supersedes any inconsistent information set forth in the joint proxy statement/prospectus.

If you are an Invitrogen stockholder, you may obtain additional copies of the joint proxy statement/prospectus, this supplement or the previously delivered proxy card by requesting them by writing to Invitrogen Corporation, 5791 Van Allen Way, Carlsbad, California 92008, or by calling (760) 603-7200, or contacting Invitrogen’s proxy solicitor at the following address and telephone number:

The Altman Group

1200 Wall Street West

Third Floor

Lyndhurst, New Jersey 07071

(866) 530-8621

If you are an Applied Biosystems stockholder, you may obtain additional copies of the joint proxy statement/prospectus, this supplement, or the revised proxy card by requesting them by writing to Applied Biosystems Inc., 301 Merritt 7, Norwalk, Connecticut 06851, Attention: Corporate Secretary, or by calling (203) 840-2000, or contacting ABI’s proxy solicitor at the following address and telephone number:

Morrow & Co., LLC

470 West Avenue

Stamford, Connecticut 06902

(800) 607-0088

You will not be charged for any documents that you request. The joint proxy statement/prospectus and this supplement may also be found on the internet at www.sec.gov.

Information contained on the websites of Invitrogen and ABI is expressly not incorporated by reference into the joint proxy statement/prospectus and this supplement.

Your vote is very important. The merger cannot be completed unless (1) holders of Invitrogen common stock vote to (a) approve the issuance of Invitrogen common stock in the merger and (b) amend Invitrogen’s restated certificate of incorporation to increase the number of authorized shares of common stock and (2) holders of Applied Biosystems stock vote to approve and adopt the merger agreement and approve the merger.

VOTING AND REVOCABILITY OF PROXIES

The holders of record of shares of Invitrogen common stock as of the close of business on September 5, 2008, which is the record date for the Invitrogen special meeting of stockholders (including any adjournment thereof), are entitled to receive notice of and to vote at the Invitrogen special meeting of stockholders. On the record date, there were 92,117,285 shares of Invitrogen common stock outstanding. Holders of record of Invitrogen common stock may vote their shares by attending the Invitrogen special meeting of stockholders and voting their shares of Invitrogen common stock in person, by completing the previously delivered proxy card, signing and dating it and mailing it in the previously delivered postage-prepaid envelope, or by telephone or the internet.

The holders of record of shares of Applied Biosystems common stock as of the close of business on September 5, 2008, which is the record date for the Applied Biosystems special meeting of stockholders (including any adjournment thereof), are entitled to receive notice of and to vote at the special meeting. On the record date, there were 169,541,084 shares of Applied Biosystems common stock outstanding. Holders of record of Applied Biosystems stock may vote their shares by attending the Applied Biosystems special meeting of stockholders and voting their shares of Applied Biosystems stock in person or by completing the previously delivered proxy card or the revised proxy card included with this supplement, signing and dating it and mailing it in the previously delivered postage-prepaid envelope, or by telephone or the internet.

NO ACTION IS REQUIRED BY ANY INVITROGEN STOCKHOLDER OR HOLDER OF APPLIED BIOSYSTEMS STOCK WHO HAS PREVIOUSLY DELIVERED A PROXY OR VOTED BY TELEPHONE OR THE INTERNET AND WHO DOES NOT WISH TO REVOKE OR CHANGE THAT PROXY OR VOTE.

UPDATE TO “ANSWERS TO QUESTIONS AND ANSWERS ABOUT THE MERGER AND SPECIAL MEETINGS OF STOCKHOLDERS OF INVITROGEN AND APPLIED BIOSYSTEMS”

The joint proxy statement/prospectus is supplemented to include the following disclosure in “Questions and Answers about the Merger and Special Meetings of Stockholders of Invitrogen and Applied Biosystems”:

The following section provides brief answers to some of the more likely questions raised in connection with the amendment to the merger agreement and the merger. This section is not intended to contain all of the information that is important to you. You are urged to read the entire supplement and joint proxy statement/prospectus carefully, including the information incorporated by reference into the joint proxy statement/prospectus and the annexes to the joint proxy statement/prospectus and this supplement.

Q:	Why are you sending me this supplement?

A:	We are sending you this supplement because on October 15, 2008, Invitrogen, Atom Acquisition, LLC, Atom Acquisition Corporation and ABI entered into Amendment No. 2 to the Agreement and Plan of Merger, dated as of June 11, 2008, as amended by Amendment No. 1 thereto, dated as of September 9, 2008, by and among Invitrogen, Atom Acquisition LLC and Applied Biosystems (formerly known as Applera Corporation). This supplement provides information about Amendment No. 2 to the merger agreement and related matters.

Q:	What are the significant amendments to the original merger agreement?

A:	Invitrogen and ABI amended the merger agreement to, among other things, eliminate a condition to closing requiring that the parties receive opinions of their respective counsel as to the tax treatment of the transaction. Under the prior terms of the merger agreement, completion of the merger was conditioned on the receipt of an opinion from counsel to each of Invitrogen and ABI to the effect that the merger will be treated as a tax-free reorganization under Section 368(a) of the Internal Revenue Code, and that each of Invitrogen and ABI will be treated as a party to that reorganization within the meaning of Section 368(b) of the Internal Revenue Code. If the merger qualifies as a tax-free reorganization, then holders of Applied Biosystems may receive more favorable tax treatment on the stock consideration issued to them in the merger. However, in general, if you are a U.S. holder of Applied Biosystems stock who realizes gain on the merger, if the amount of cash you receive in the merger is equal to or greater than the gain you realize in the merger—that is, the amount by which the sum of the amount of cash you receive and the fair market value, as of the effective time of the merger, of the Invitrogen common stock you receive (including cash received in lieu of any fractional shares of Invitrogen commons stock) exceeds your adjusted tax basis in the shares of Applied Biosystems stock exchanged in the merger—the amount of gain on the exchange that will be taxable to you should generally be the same regardless of whether the merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code. See “Update to Material U.S. Federal Income Tax Consequences of the Merger.”

The merger agreement amendment also modified the structure of the merger in order to ensure that, if the merger does not qualify as a tax-free reorganization, the merger will not be taxable to ABI or Invitrogen, except with respect to the effect, if any, of the merger on the previously completed separation of ABI’s Celera business group. Each of ABI and Invitrogen has received an opinion from its respective counsel to the effect that, based on the law in effect and the facts existing as of the date of the opinions, except with respect to the effect, if any, of the merger on the previously completed separation of ABI’s Celera business group, the merger will not result in the recognition of gain or loss to ABI or Invitrogen.

Q:	Why did Invitrogen and ABI amend the merger agreement?

A:

Given the current trading price of Invitrogen’s common stock, the parties determined that they currently would not be able to obtain the necessary opinions because of the value of the cash consideration to be received by Applied Biosystems stockholders as compared to the value of the stock consideration they will receive. Applicable tax regulations generally limit the percentage of the consideration that can be paid in cash if the transaction is to qualify as a tax-free reorganization. We believe the recent prices for Invitrogen common stock to be the result of overall unprecedented conditions in the stock market and the decline in stock prices generally as opposed to any factor specifically affecting Invitrogen. By amending the merger agreement to eliminate the condition that each party receives an opinion of its counsel to the effect that the merger will constitute a reorganization under Section 368(a) of the Internal Revenue Code and each of Invitrogen and ABI will be treated as a party to that reorganization within the meaning of Section 368(b) of the Internal Revenue Code, Invitrogen and ABI will be able to proceed with the merger even if these tax opinions cannot be obtained.

The amendment to the merger agreement to modify the structure of the merger will ensure that, if the merger does not qualify as a tax-free reorganization, the merger will not be taxable to ABI or Invitrogen, except with respect to the effect, if any, of the merger on the previously completed separation of ABI’s Celera business group. This amendment is necessary so that the committed financing for the merger, together with available cash on hand, will be sufficient to pay the merger consideration and all related costs and expenses since the transaction was not expected to be taxable to ABI or Invitrogen.

Q:	What are the tax consequences of the merger for U.S. holders of Applied Biosystems stock if the merger does not qualify as a “reorganization” with the meaning of Section 368(a) of the Internal Revenue Code?

A:	If the merger does not qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code, each U.S. holder of Applied Biosystems stock will recognize gain or loss with respect to each share of Applied Biosystems stock that it exchanges in the merger equal to the difference, if any, between (a) the sum of any cash received (including cash received in lieu of a fractional share of Invitrogen common stock) and the fair market value, as of the effective time of the merger, of the shares of Invitrogen common stock received by such holder in the exchange and (b) such holder’s tax basis in the shares of Applied Biosystems stock exchanged therefor. In such event, the U.S. holder’s aggregate tax basis in the shares of Invitrogen common stock so received will equal their fair market value as of the effective time of the merger, and such holder’s holding period for such shares will begin the day after the merger.

However, in general, if you are a U.S. holder of Applied Biosystems stock who realizes gain on the merger, if the amount of cash you receive in the merger is equal to or greater than the gain you realize in the merger—that is, the amount by which the sum of the amount of cash you receive and the fair market value, as of the effective time of the merger, of the Invitrogen common stock you receive (including cash received in lieu of any fractional shares of Invitrogen common stock) exceeds your adjusted tax basis in the shares of Applied Biosystems stock exchanged in the merger—the amount of gain on the exchange that will be taxable to you should generally be the same regardless of whether or not the merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code.

Please review carefully the information in this supplement under the caption “Update to Material U.S. Federal Income Tax Consequences of the Merger” for a description of the material U.S. federal income tax consequences of the merger. The tax consequences to you will depend on your own situation. Please consult your tax advisors for a full understanding of the tax consequences of the merger to you.

Q:	What are the tax consequences of the merger for U.S. holders of Invitrogen common stock if the merger does not qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code?

A:	There are no consequences for U.S. holders of Invitrogen common stock if the merger does not qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code. Please review carefully the information under the caption “Update to Material U.S. Federal Income Tax Consequences of the Merger” for a description of the material U.S. federal income tax consequences of the merger.

Q:	What is the effect of providing for the merger of a new entity, Atom Acquisition Corporation, with and into ABI?

A:	The merger of Atom Acquisition Corporation with and into ABI will ensure that no gain will be recognized by ABI or Invitrogen as a result of the merger, except with respect to the effect, if any, of the merger on the Celera Separation.

Q:	Do the board of directors of Invitrogen and the board of directors of ABI still support the merger?

A:	Yes. The board of directors of Invitrogen recommends that Invitrogen stockholders vote at the Invitrogen special meeting of stockholders to approve the issuance of Invitrogen common stock pursuant to the merger agreement, as required by the listing requirements of NASDAQ, and to amend Invitrogen’s restated certificate of incorporation to increase the number of authorized shares of common stock from 200,000,000 to 400,000,000.

The board of directors of ABI recommends that Applied Biosystems stockholders vote at the Applied Biosystems special meeting of stockholders to adopt the merger agreement and approve any adjournments of the special meeting, if necessary, to solicit additional proxies.

Q:	What should I do if I already voted using the proxy card you sent me earlier or by telephone or the internet?

A:	First, carefully read this supplement and the joint proxy statement/prospectus, including the annexes to each and the information incorporated by reference. If you have already submitted a proxy card or voted by telephone or the internet, you do not need to do anything unless you want to change your vote. If you want to change your vote, you need to submit a new proxy card, submit a different vote by telephone or the internet, or attend the special meeting and vote in person. Otherwise, you will be considered to have voted as indicated in the proxy card you sent earlier or the vote you previously submitted by telephone or the internet, and the proxies identified in the proxy card you sent earlier will vote your shares as indicated in that previously submitted proxy card.

If you are a registered holder and you wish to change your vote, please complete, sign and date a new proxy card and return it in accordance with the instructions on the proxy card and in the joint proxy statement/prospectus and this supplement or submit a new vote by telephone or the internet following the voting instructions in the joint proxy statement/prospectus. If your shares are held in “street name” by your broker and you wish to change your vote, please refer to your voting card or other information forwarded to you by your broker, bank or other holder of record to determine whether you may vote by telephone or on the internet and follow the instructions on the card or other information provided by the record holder.

A revised proxy card for use by Applied Biosystems stockholders is included with this supplement. Invitrogen stockholders can continue to use the proxy card previously provided to them with the joint proxy statement / prospectus. If you require a new proxy card, you may obtain one by following the instructions on the first page of this supplement. Invitrogen stockholders can request one from Invitrogen or its proxy solicitor, The Altman Group, and ABI stockholders can request one from ABI or its proxy solicitor, Morrow & Co., LLC.

Q:	What should I do if I have not voted my shares?

A:

First, carefully read this supplement and the joint proxy statement/prospectus, including the annexes to each and the information incorporated by reference. If you are a registered holder and you have not already delivered a properly executed proxy card, please complete, sign and date a proxy card and return it in the prepaid envelope provided to you or follow the instructions for voting by telephone or the internet in the joint proxy statement/prospectus to ensure that your shares will be represented at the special meetings. If your shares are held in “street name” by your broker, and you have not already delivered a properly executed proxy card or voted by telephone or the internet, please refer to your voting card or other information forwarded to you by your broker, bank or other holder of record to determine whether you may vote by telephone or the internet and follow the instructions on the card or other information provided by the record holder. Your vote is important. Accordingly, we urge you to sign and return the proxy card whether or not you plan to attend your company’s special meeting. A revised proxy card is enclosed for use by holders of Applied Biosystems stock. Invitrogen stockholders may use the previously provided proxy card for such purpose. If you are an Invitrogen stockholder and require a new proxy card, please follow the instructions provided on the first page of this supplement.

Q:	How do I revoke or change my vote?

A:	If you are a holder of record, you can change your vote at any time before your proxy is voted at the special meeting of stockholders by:

•	delivering a signed written notice of revocation to the corporate secretary of your company at:

Invitrogen Corporation 5791 Van Allen Way Carlsbad, California 92008 Attn: Corporate Secretary	Applied Biosystems Inc. 301 Merritt 7 Norwalk, Connecticut 06851 Attn: Corporate Secretary

•	signing and delivering a new, valid proxy bearing a later date, and if it is a written proxy, it must be signed and delivered to the attention of your company’s corporate secretary;

•	submitting another proxy by telephone or the internet (your latest telephone or internet voting instructions are followed); or

•	attending the special meeting of stockholders and voting in person, although your attendance alone will not revoke your proxy.

If your shares are held in a “street name” account, you must contact your broker, bank or other nominee to change your vote.

Q:	When and where will the special meetings of stockholders of Invitrogen and Applied Biosystems be held?

A:	The Invitrogen special meeting of stockholders has been postponed and will take place on October 28, 2008, at 9:30 a.m., Pacific time, at Invitrogen’s headquarters, 5781 Van Allen Way, Carlsbad, California, 92008.

The Applied Biosystems special meeting of stockholders will be held on October 16, 2006 at 9:30 a.m., Eastern time, at Applied Biosystems’ headquarters, located at 301 Merritt 7, Main Avenue (old U.S. Route 7), Norwalk, Connecticut 06851, solely for the purpose of adjourning the meeting and will reconvene on October 28, at 9:00 a.m., Eastern time, at the same location.

Q:	Who can vote at the special meetings of stockholders of Invitrogen and Applied Biosystems?

A:	The record dates for the special meetings of stockholders of Invitrogen and Applied Biosystems have not changed.

Only holders of record of Invitrogen common stock at the close of business on September 5, 2008, which is referred to as the Invitrogen record date, are entitled to notice of and to vote at the Invitrogen special meeting of stockholders. As of the Invitrogen record date, there were 92,117,285 shares of Invitrogen common stock outstanding and entitled to vote at the Invitrogen special meeting of stockholders, held by approximately 1,120 holders of record. Each holder of Invitrogen common stock is entitled to one vote for each share of Invitrogen common stock owned as of the Invitrogen record date.

Only holders of record of Applied Biosystems stock at the close of business on September 5, 2008, which is referred to as the Applied Biosystems record date, are entitled to notice of and to vote at the Applied Biosystems special meeting of stockholders, including any adjournment of the Applied Biosystems special meeting of stockholders. As of the Applied Biosystems record date, there were 169,541,084 shares of Applied Biosystems stock outstanding and entitled to vote at the Applied Biosystems special meeting of stockholders, held by approximately 4,792 holders of record. Each holder of Applied Biosystems stock is entitled to one vote for each share of Applied Biosystems stock owned as of the Applied Biosystems record date.

Q:	Who can help answer my other questions?

A:	If you have any questions about the merger or how to submit your proxy, or if you need additional copies of this supplement, the joint proxy statement/prospectus, the enclosed revised Applied Biosystems proxy card, the Invitrogen proxy card or voting instructions, you should contact:

If you are an Invitrogen stockholder:

OR
Invitrogen Corporation 5791 Van Allen Way Carlsbad, California 92008 Attn: Corporate Secretary (760) 603-7200		The Altman Group 1200 Wall Street West Third Floor Lyndhurst, New Jersey 07071 (866) 530-8621

If you are a holder of Applied Biosystems stock:

OR
Applied Biosystems Inc. 301 Merritt 7 Norwalk, Connecticut 06851 Attn: Corporate Secretary (203) 840-2000		Morrow & Co., LLC 470 West Avenue Stamford, Connecticut 06902 (800) 607-0088

UPDATE TO THE “SUMMARY”

The joint proxy statement/prospectus is supplemented to include the following disclosure in “Summary”:

This update to the summary highlights important information about the proposed merger discussed in more detail elsewhere in this supplement and in the joint proxy statement/prospectus. This updated summary does not contain all of the information you should consider before voting on the issuance of shares of Invitrogen common stock, the amendment to the Invitrogen certificate of incorporation or the adoption of the amended merger agreement and the transactions contemplated thereby. To understand the merger more fully, you are urged to read carefully this entire supplement and Amendment No. 2 to the merger agreement, a copy of which is attached as Annex A to this supplement, and the joint proxy statement/prospectus and all of its annexes before voting. The amended merger agreement is the legal document that governs the merger. In addition, Invitrogen and ABI encourage you to read the information incorporated by reference into the joint proxy statement/prospectus, which includes important information about Invitrogen and ABI that has been filed with the SEC.

The Companies

Atom Acquisition Corporation

Atom Acquisition Corporation, a Delaware corporation, is an indirect wholly-owned subsidiary of Invitrogen. Atom Acquisition Corporation was formed exclusively for the purpose of effecting the merger.

The Merger

On June 11, 2008, Invitrogen, Atom Acquisition and ABI entered into the merger agreement described in the joint proxy statement/prospectus. The merger agreement was amended on September 9, 2008, and on October 15, 2008, and all references to the merger agreement in the joint proxy statement/prospectus and this supplement include the amendments thereto. Pursuant to the merger agreement, (1) Atom Acquisition Corporation, a direct wholly-owned subsidiary of Atom Acquisition, LLC and an indirect wholly-owned subsidiary of Invitrogen, will merge into ABI, with ABI continuing as the surviving corporation and a direct wholly-owned subsidiary of Atom Acquisition, LLC and an indirect wholly-owned subsidiary of Invitrogen, and (2) immediately thereafter, ABI will merge into Atom Acquisition, LLC, with Atom Acquisition, LLC continuing as the surviving company and a direct wholly-owned subsidiary of Invitrogen. Together, this is referred to as the merger. As a result of the merger, ABI will cease to exist, and its businesses will be owned by Invitrogen and Invitrogen will continue as a public company. Immediately following the merger, a newly formed corporation wholly-owned by Invitrogen will then merge with and into Invitrogen, with Invitrogen continuing as the surviving corporation for the sole purpose of changing the name of Invitrogen to “Applied Biosystems, Inc.” Invitrogen and ABI have attached Amendment No. 2 to the merger agreement as Annex A to this supplement and encourage you to carefully read Amendment No. 2 to the merger agreement along with the merger agreement and Amendment No. 1 to the merger agreement, which were attached as Annexes A and B, respectively, to the joint proxy statement/prospectus, in their entirety.

Material U.S. Federal Income Tax Consequences of the Merger

Each of ABI and Invitrogen has received an opinion from its respective counsel to the effect that, based on the law in effect and the facts existing as of the date of the opinions, except with respect to the effect, if any, of the merger on the previously completed separation of ABI’s Celera business group, the merger will not result in the recognition of gain or loss to ABI or Invitrogen.

If the merger does not qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code, each U.S. holder of Applied Biosystems stock will recognize gain or loss with respect to each share of Applied Biosystems stock that it exchanges in the merger equal to the difference, if any, between (1) the sum of any cash received (including cash received in lieu of a fractional share of Invitrogen common stock) and the fair market value, as of the effective time of the merger, of the shares of Invitrogen common stock received by such holder in the exchange and (2) such holder’s tax basis in the shares of Applied Biosystems stock exchanged therefor. In such event, the U.S. holder’s aggregate tax basis in the shares of Invitrogen common stock so received will equal their fair market value as of the effective time of the merger, and such holder’s holding period for such shares will begin the day after the merger.

There are no tax consequences for U.S. holders of Invitrogen common stock if the merger does not qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

Please review carefully the information under the caption “Update to Material U.S. Federal Income Tax Consequences of the Merger” for a description of the material U.S. federal income tax consequences of the merger. The tax consequences to you will depend on your own situation. Please consult your tax advisors for a full understanding of the tax consequences of the merger to you.

Approval of Invitrogen’s Board of Directors

The board of directors of Invitrogen, or the Invitrogen Board, has unanimously approved and adopted the merger agreement and the transactions contemplated by it and unanimously recommends that Invitrogen stockholders vote at the Invitrogen special meeting of stockholders to approve the issuance of Invitrogen common stock pursuant to the merger agreement, as required by the listing requirements of NASDAQ, and to amend Invitrogen’s restated certificate of incorporation to increase the number of authorized shares of common stock from 200,000,000 to 400,000,000. Approval of the proposal to approve the issuance of shares of Invitrogen common stock pursuant to the merger agreement is a condition to the completion of the merger, and approval of the proposal to amend Invitrogen’s restated certificate of incorporation to increase the number of authorized shares is a condition to completion of the merger and is necessary for Invitrogen to issue the shares of Invitrogen common stock in the merger. In addition, the Invitrogen board of directors unanimously recommends that Invitrogen stockholders vote to approve a proposal to grant authority to the proxyholders to vote to adjourn the Invitrogen special meeting of stockholders, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Invitrogen special meeting of stockholders in favor of any or all of the foregoing proposals. Approval of the proposal to adjourn the Invitrogen special meeting of stockholders, if necessary, is not a condition to the completion of the merger. As described under the heading “The Merger- Interests of Invitrogen’s Directors and Executive Officers in the Merger” in the joint proxy statement/prospectus, some of Invitrogen’s directors and executive officers may have interests in the merger that are different from, or in addition to, those of Invitrogen stockholders generally.

Approval of ABI’s Board of Directors

The board of directors of ABI has approved the merger agreement, declared the merger agreement advisable, determined that the merger agreement and the transactions contemplated by it are in the best interests of ABI and Applied Biosystems stockholders, and recommends that Applied Biosystems stockholders vote at the Applied Biosystems special meeting of stockholders to adopt the merger agreement and approve any adjournments of the special meeting, if necessary, to solicit additional proxies. See “The Merger—Background of the Merger” in the joint proxy statement/prospectus. As described under the heading “The Merger—Interests of ABI’s Directors and Executive Officers in the Merger” in the joint proxy statement/prospectus, some of ABI’s directors and executive officers may have interests in the merger that are different from, or in addition to, those of holders of Applied Biosystems stock generally.

Conditions to Completion of the Merger

A number of conditions to each party’s obligation to complete the merger must be satisfied before the merger will be completed. These include among others:

•

the adoption of the merger agreement and approval of the merger by Applied Biosystems stockholders and the approval by Invitrogen stockholders of (1) the issuance of Invitrogen common stock to Applied Biosystems stockholders in the merger, and (2) an amendment to the restated certificate of incorporation of Invitrogen to increase the number of authorized shares of common stock from 200,000,000 to 400,000,000;

•

the expiration or termination of the applicable waiting period and any extension of the waiting period under the HSR Act, the statutory waiting period under which expired at 11:59 p.m. on July 28, 2008, and the ECMR;

•	the absence of any legal prohibition having the effect of preventing or prohibiting completion of the merger which prohibition continues to be in effect;

•

the effectiveness, under the Securities Act of 1933, as amended, of the registration statement of which the joint proxy statement/prospectus is a part and the absence of any stop order having been issued and remaining in effect;

•

the approval for listing on the NASDAQ Global Select Market of the shares of Invitrogen common stock issuable in the merger and to be reserved for issuance upon the exercise, vesting or payment under any ABI stock option that has been converted into the right to purchase such number of shares of Invitrogen common stock pursuant to the terms of the merger agreement;

•	the accuracy and correctness of the representations and warranties of the other party, subject to certain qualifications described in the merger agreement; and

•

the other party having performed and complied with its covenants in the merger agreement in all material respects prior to the effective time of the merger, and the receipt of a certificate from an officer of the other party to that effect.

The financing commitments secured by Invitrogen stipulate that no waiver of the conditions to the performance of obligations under the merger agreement that is materially adverse to the lenders under those financing commitments can be made without the consent of those lenders. Notwithstanding those financing commitments, to the extent permitted by law, either Invitrogen or ABI may waive the conditions to the performance of its obligations under the merger agreement and complete the merger even though one or more of these conditions has not been met. Neither Invitrogen nor ABI can give any assurance that all of the conditions to the merger will be either satisfied or waived or that the merger will occur.

UPDATE TO “RISK FACTORS”

The joint proxy statement/prospectus is supplemented to include the following disclosure in “Risk Factors”:

If the merger does not qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code, the receipt of Invitrogen common stock as consideration for the merger may be taxable to holders of Applied Biosystems stock.

If the merger does not qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code, each U.S. holder of Applied Biosystems stock will recognize gain or loss with respect to each share of Applied Biosystems stock that it exchanges in the merger equal to the difference, if any, between (1) the sum of any cash received (including cash received in lieu of a fractional share of Invitrogen common stock) and the fair market value, as of the effective time of the merger, of the shares of Invitrogen common stock received by such holder in the exchange and (2) such holder’s tax basis in the shares of Applied Biosystems stock exchanged for shares of Invitrogen common stock. In such event, the U.S. holder’s aggregate tax basis in the shares of Invitrogen common stock so received will equal their fair market value as of the effective time of the merger, and such holder’s holding period for such shares will begin the day after the merger. The merger may not qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code depending on the trading price of Invitrogen common stock at the time of the merger. On June 10, 2008, the last trading day before the execution date of the merger agreement, Invitrogen common stock closed at $43.69 per share, as reported on NASDAQ. From June 12, 2008, the day of the announcement of the proposed merger, through September 5, 2008, the last date for which share price information was included in the joint proxy statement/prospectus, the trading price of Invitrogen common stock ranged from a closing high of $44.35 per share to a closing low of $36.73 per share. From September 8, 2008 through October 14, 2008, the trading price of Invitrogen Common stock ranged from a closing high of $41.53 per share to a closing low of $27.93 per share. We believe the recent prices for Invitrogen common stock to be the result of overall conditions in the stock market and the decline in stock prices generally as opposed to any factor specifically affecting Invitrogen.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Statements contained in this supplement that are not historical facts may constitute forward-looking statements, including statements relating to timing of and satisfaction of conditions to the merger, whether any of the anticipated benefits of the merger will be realized, future revenues, future net income, future cash flows, financial forecasts, future competitive positioning and business synergies, future acquisition cost savings, future expectations that the merger will be accretive to GAAP and cash earnings per share, future market demand, future benefits to stockholders, future debt payments and future economic and industry conditions. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predict,” “potential,” “continue” and similar expressions are also intended to identify forward-looking statements. Invitrogen and ABI believe that their expectations are reasonable and are based on reasonable assumptions. However, such forward-looking statements by their nature involve risks and uncertainties that could cause actual results to differ materially from the results predicted or implied by the forward-looking statement. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include those set forth in Invitrogen’s and ABI’s filings with the SEC. The potential risks and uncertainties include, but are not limited to:

•	potential difficulties that may be encountered in integrating the merged businesses;

•	potential uncertainties regarding market acceptance of the combined company;

•	uncertainties as to the timing of the merger;

•	uncertainties regarding approval of the transaction by the stockholders of the companies and the satisfaction of other closing conditions to the transaction;

•	Invitrogen’s and ABI’s ability to protect their respective intellectual property rights;

•	competitive responses to the merger;

•	an economic downturn, including the deterioration in economic and market conditions currently being experienced;

•	risks that revenues following the merger may be lower than expected;

•	Invitrogen’s and ABI’s ability to make accurate estimates and control costs;

•	Invitrogen’s and ABI’s and their respective partners’ ability to bid on, win, perform and renew contracts and projects;

•	the need to develop new products and adapt to significant technological change;

•	exposure to environmental liabilities and litigation;

•	liabilities for pending and future litigation;

•	the impact of changes in laws and regulations;

•	industry competition;

•	Invitrogen’s ability to obtain the financing required to complete the merger, and the terms of such financing;

•	Invitrogen’s and ABI’s ability to attract and retain key employees;

•	employee, agent or partner misconduct;

•	risks associated with changes in equity-based compensation requirements;

•	Invitrogen’s and ABI’s leveraged position and ability to service debt;

•	risks associated with international operations;

•	third-party software risks;

•	terrorist and natural disaster risks; and

•	anti-takeover risks and other factors.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this supplement, or, in the case of documents incorporated by reference, as of the date of those documents. Invitrogen and ABI disclaim any intent or obligation to update any forward-looking statements contained herein.

UPDATE TO “THE MERGER”

The joint proxy statement/prospectus is supplemented to include the following disclosure in “The Merger”:

General Description of the Merger

Prior to entering into the merger agreement with ABI, Invitrogen formed Atom Acquisition, LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of Invitrogen. Atom Acquisition Corporation, a Delaware corporation and a direct wholly-owned subsidiary of Atom Acquisition, LLC and an indirect wholly-owned subsidiary of Invitrogen was formed in connection with Amendment No. 2 to the merger agreement. Pursuant to the merger agreement, Atom Acquisition Corporation will be merged with and into ABI, with ABI being the surviving corporation. Immediately thereafter, ABI will be merged with and into Atom Acquisition, LLC, and Atom Acquisition, LLC will be the surviving company and Invitrogen’s direct wholly-owned subsidiary.

Amendment No. 2 to the merger agreement eliminates the condition to the closing of the merger that DLA Piper LLP (US), counsel to Invitrogen, and Skadden, Arps, Slate, Meagher & Flom LLP, counsel to ABI, deliver opinions, effective as of the date of closing, to Invitrogen and ABI, respectively, substantially to the effect that (1) the merger will be treated for U.S. federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code, and (2) Invitrogen and ABI will each be treated as a party to the reorganization within the meaning of Section 368(b) of the Internal Revenue Code. Each of ABI and Invitrogen has received an opinion from its respective counsel to the effect that, based on the law in effect and the facts existing as of the date of the opinions, except with respect to the effect, if any, of the merger on the previously completed separation of ABI’s Celera business group, the merger will not result in the recognition of gain or loss to ABI or Invitrogen.

There can be no assurance that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code and therefore no assurance that the merger will not be taxable to holders of Applied Biosystems stock to the extent that they receive Invitrogen common stock pursuant to the merger.

Background of the Merger

On October 15, 2008, Invitrogen, Atom Acquisition, LLC, Atom Acquisition Corporation and ABI entered into Amendment No. 2 to the Agreement and Plan of Merger, dated as of June 11, 2008, as amended by Amendment No. 1 thereto, dated as of September 9, 2008, to, among other things, (1) add Atom Acquisition Corporation, an indirect wholly-owned subsidiary of Invitrogen, as a party to the merger agreement, (2) provide that at the time of the merger, Atom Acquisition Corporation will be merged with and into ABI, with ABI being the surviving corporation, and immediately thereafter, ABI will merge with and into Atom Acquisition, LLC, with Atom Acquisition, LLC being the surviving company, and (3) eliminate the condition to the parties’ obligations to complete the merger that each party receive an opinion of its respective counsel to the effect that the merger will be treated for U.S. federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code, and Invitrogen and ABI will each be treated as a party to the reorganization within the meaning of Section 368(b) of the Internal Revenue Code. Given the current trading price of Invitrogen’s common stock, the parties determined that they currently would not be able to obtain the necessary opinions because of the value of the cash consideration to be received by Applied Biosystems stockholders as compared to the value of the stock consideration they will receive. We believe the recent prices for Invitrogen common stock to be the result of overall unprecedented conditions in the stock market and the decline in stock prices generally as opposed to any factor specifically affecting Invitrogen. Each of ABI and Invitrogen has received an opinion from its respective counsel to the effect that, based on the law in effect and the facts existing as of the date of the opinions, except with respect to the effect, if any, of the merger on the previously completed separation of ABI’s Celera business group, the merger will not result in the recognition of gain or loss to ABI or Invitrogen.

UPDATE TO “THE MERGER AGREEMENT”

The joint proxy statement/prospectus is supplemented to include the following disclosure in “The Merger Agreement”:

Structure of the Merger

The Agreement and Plan of Merger, dated as of June 11, 2008, as amended by Amendment No. 1 thereto, dated as of September 9, 2008, and Amendment No. 2 thereto, dated as of October 15, 2008, by and among Invitrogen, Atom Acquisition, LLC, a wholly-owned subsidiary of Invitrogen, Atom Acquisition Corporation, an indirect wholly-owned subsidiary of Invitrogen, and ABI, provides for the merger of Atom Acquisition Corporation into ABI, with ABI continuing as the surviving corporation and a direct wholly-owned subsidiary of Atom Acquisition, LLC and, immediately thereafter, the merger of ABI into Atom Acquisition, LLC, with Atom Acquisition, LLC continuing as the surviving company and a direct wholly-owned subsidiary of Invitrogen. Together, this is referred to as the merger. As a result of the merger, ABI will cease to exist, and its businesses will be owned by Invitrogen and Invitrogen will continue as a public company. At the time of the merger, Invitrogen will (1) form a Delaware corporation, all of the outstanding shares of capital stock of which will be owned by Invitrogen and (2) immediately prior to the effective time of the merger, merge such subsidiary with and into Invitrogen pursuant to Section 253 of the DGCL, with Invitrogen continuing as the surviving corporation, for the sole purpose of changing the name of Invitrogen to “Applied Biosystems, Inc.”

Conditions to Completion of the Merger

Amendment No. 2 to the merger agreement eliminates the condition to the parties’ obligation to complete the merger that Invitrogen receive an opinion from DLA Piper LLP (US), counsel to Invitrogen, and ABI receive an opinion from Skadden, Arps, Slate, Meagher & Flom LLP, counsel to ABI, effective as of the date of closing, substantially to the effect that (1) the merger will be treated for U.S. federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code, and (2) Invitrogen and ABI will each be treated as a party to the reorganization within the meaning of Section 368(b) of the Internal Revenue Code. Each of ABI and Invitrogen has received an opinion from its respective counsel to the effect that, based on the law in effect and the facts existing as of the date of the opinions, except with respect to the effect, if any, of the merger on the previously completed separation of ABI’s Celera business group, the merger will not result in the recognition of gain or loss to ABI or Invitrogen.

UPDATE TO “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER”

The joint proxy statement/prospectus is supplemented to replace in its entirety the disclosure under “Material U.S. Federal Income Tax Consequences of the Merger” with the following:

Prior to Amendment No. 2 to the merger agreement, the obligations of Invitrogen and ABI to complete the merger were contingent upon, among other things, the receipt of tax opinions from counsel for each of Invitrogen and ABI substantially to the effect that the merger will be treated as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, and that each of Invitrogen and ABI will be treated as the party to a reorganization within the meaning of Section 368(b) of the Internal Revenue Code. As discussed in the “Risk Factors” section of the joint proxy statement/prospectus of ABI and Invitrogen to which this supplement relates, the market price of Invitrogen stock as of the effective time could fall to a level such that counsel to both Invitrogen and ABI would not be able to deliver the tax opinions that were, prior to Amendment No. 2 to the merger agreement, a condition to the closing of the merger because such counsel could determine that the merger does not clearly satisfy the continuity of interest requirement for a tax-free reorganization under Section 368(a) of the Internal Revenue Code. We believe this to be the result of overall conditions in the stock market and the decline in stock prices generally as opposed to any factor specifically affecting Invitrogen. As a result of recent market conditions, Invitrogen and ABI have amended the merger agreement to eliminate this condition to the completion of the merger in order to permit the merger to be completed under circumstances where these tax opinions have not been obtained. We have revised the summary of certain material U.S. federal income tax consequences of the merger to include a summary of the tax consequences to holders of Applied Biosystems stock if the merger does not qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code.

Each of ABI and Invitrogen has received an opinion from its respective counsel to the effect that, based on the law in effect and the facts existing as of the date of the opinions, except with respect to the effect, if any, of the merger on the previously completed separation of ABI’s Celera business group, the merger will not result in the recognition of gain or loss to ABI or Invitrogen.

General

The following summarizes certain material U.S. federal income tax consequences of the merger. The following summary is not binding on the Internal Revenue Service. It is based upon the Internal Revenue Code and the regulations, rulings, and decisions thereunder in effect as of the date of this document, all of which are subject to change, possibly with retroactive effect, and to differing interpretations. This summary, to the extent it addresses the tax consequences to U.S. holders (as defined below) of Applied Biosystems stock, addresses only those stockholders who hold their shares of Applied Biosystems stock as a capital asset, and does not address all of the U.S. federal income tax consequences that may be relevant to particular Applied Biosystems stockholders in light of their individual circumstances, or to Applied Biosystems stockholders who are subject to special rules, such as:

•	financial institutions;

•	mutual funds, regulated investment companies or real estate investment trusts;

•	tax-exempt organizations;

•	persons whose functional currency is not the U.S. dollar;

•	insurance companies;

•	dealers in securities or foreign currencies;

•	traders in securities who elect to apply a market-to-market method of accounting;

•	foreign holders (i.e., persons other than U.S. holders, as defined below);

•	persons who hold shares of Applied Biosystems stock as a hedge against currency risk or as part of a straddle, constructive sale or conversion transaction; or

•	holders who acquired their shares of Applied Biosystems stock upon the exercise of warrants or employee stock options or otherwise as compensation or through a tax-qualified plan.

In addition, tax consequences under state, local and foreign laws and U.S. federal laws other than U.S. federal income tax laws are not addressed.

Applied Biosystems stockholders are urged to consult their tax advisors as to the specific tax consequences to them of the merger, including the applicability and effect of U.S. federal, state, local and foreign income and other tax laws in their particular circumstances.

For purposes of this discussion, a U.S. holder means a beneficial owner of Applied Biosystems stock who is:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States or any State or the District of Columbia;

•	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (2) the trust has a valid election in effect under the applicable U.S. Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes.

If a business entity classified as a partnership for U.S. federal tax purposes (a “partnership”) holds Applied Biosystems stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Partners of partnerships holding Applied Biosystems stock should consult their own tax advisers.

Certain Material U.S. Federal Income Tax Consequences of the Merger

It is no longer a condition to the closing of the merger that DLA Piper LLP (US) and Skadden, Arps, Slate, Meagher & Flom LLP deliver opinions, effective as of the date of closing, to Invitrogen and ABI, respectively, substantially to the effect that (1) the merger will be treated for U.S. federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code and (2) that each of Invitrogen and ABI will be treated as the party to a reorganization within the meaning of Section 368(b) of the Internal Revenue Code.

Each of ABI and Invitrogen has received an opinion from its respective counsel to the effect that, based on the law in effect and the facts existing as of the date of the opinions, except with respect to the effect, if any, of the merger on the previously completed separation of ABI’s Celera business group, the merger will not result in the recognition of gain or loss to ABI or Invitrogen.

Any tax opinion is based on representations made by Invitrogen and ABI, including factual representations and certifications contained in officers’ certificates to be delivered at closing by Invitrogen and ABI, and assumes that these representations are true, correct and complete, without regard to any knowledge limitation. Furthermore, any tax opinion is subject to assumptions, limitations and qualifications. Any such opinions also are based on the assumptions that the merger will be consummated in the manner contemplated by, and in accordance with the provisions of, the merger agreement, as amended, and that the merger will be effective under the laws of the State of Delaware. Any such opinions further assume that the parties have complied with and, if applicable, will continue to comply with, the covenants contained in the merger agreement. If any of these representations or assumptions are inconsistent with the actual facts, the U.S. federal income tax treatment of the merger could be adversely affected. An opinion of counsel represents counsel’s best legal judgment and is not binding on the Internal Revenue Service or any court. No ruling has been, or will be, sought from the Internal Revenue Service as to the tax consequences of the merger.

Tax Consequences of the Merger for U.S. Holders if the Merger Does Qualify as a Reorganization Within the Meaning of Section 368(a) of the Code

If the merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code, the merger will have the following U.S. federal income tax consequences to Applied Biosystems stockholders:

Applied Biosystems Stockholders Receiving Only Invitrogen Common Stock. No gain or loss will be recognized by an Applied Biosystems stockholder as a result of the surrender of shares of Applied Biosystems stock in exchange for shares of Invitrogen common stock pursuant to the merger, if such holder receives no cash pursuant to the merger, except as discussed below with respect to cash received instead of a fractional share of Invitrogen common stock. The aggregate tax basis of the shares of Invitrogen common stock received in the merger (including any fractional shares of Invitrogen common stock deemed received) will be the same as the aggregate tax basis of the shares of Applied Biosystems stock surrendered in exchange for the Invitrogen common stock. The holding period of the shares of Invitrogen common stock received (including any fractional share of Invitrogen common stock deemed received) will include the holding period of shares of Applied Biosystems stock surrendered in exchange for the Invitrogen common stock.

Applied Biosystems Stockholders Receiving Only Cash. An Applied Biosystems stockholder that does not receive any shares of Invitrogen common stock pursuant to the merger will generally recognize gain or loss equal to the difference between the amount of cash received and the holder’s adjusted tax basis in the shares of Applied Biosystems stock exchanged in the merger. Such gain or loss will generally be a capital gain or loss, and will generally be a long-term capital gain or loss to the extent that, at the effective time of the merger, the holder has a holding period in such Applied Biosystems stock of more than one year. The deductibility of capital losses is subject to limitations.

Applied Biosystems Stockholders Receiving Both Cash and Invitrogen Common Stock. If an Applied Biosystems stockholder receives both Invitrogen common stock and cash (other than cash received instead of a fractional share of Invitrogen common stock) pursuant to the merger, that holder will generally recognize gain equal to the lesser of (1) the amount of cash received (excluding cash received instead of a fractional share of Invitrogen common stock) and (2) the amount by which the sum of the amount of cash received and the value (as of the effective time of the merger) of the Invitrogen common stock received exceeds the holder’s adjusted tax basis in the shares of Applied Biosystems stock exchanged in the merger. This gain will generally be capital gain unless the holder’s exchange of Applied Biosystems stock for cash and Invitrogen common stock “has the effect of the distribution of a dividend.”

In general, the determination as to whether the receipt of cash has the effect of a distribution of a dividend depends upon whether and to what extent the transactions related to the merger will be deemed to reduce a holder’s percentage ownership of Invitrogen immediately following the merger. In making a determination as to whether or not the receipt of cash has the effect of a distribution of a dividend, certain constructive ownership rules must be taken into account. For purposes of this determination, a holder will be treated as if it first exchanged all of its Applied Biosystems stock solely for Invitrogen common stock, and then a portion of the Invitrogen stock so received was immediately redeemed by Invitrogen for the cash (excluding cash received instead of a fractional share of Invitrogen common stock) that the holder actually received in the merger. The Internal Revenue Service has indicated that a reduction in the interest of a minority stockholder that owns a small number of shares in a publicly traded and widely held corporation and that exercises no control over corporate affairs would result in capital gain (as opposed to dividend) treatment.

Further, capital gains treatment should be available to any U.S. holder who receives both cash and Invitrogen common stock in the merger if the percentage of Invitrogen common stock actually and constructively owned by such U.S. holder immediately after the merger is less than 80% of the percentage of Invitrogen common stock which such U.S. holder would have owned (actually and constructively) were such U.S. holder to have received solely Invitrogen common stock in the merger. A holder is urged to consult its tax advisers about the possibility that all or a portion of any cash received in exchange for Applied Biosystems stock will be treated as a dividend. The capital gain recognized generally will be long-term capital gain to the extent that, at the effective time of the merger, the holder has a holding period in Applied Biosystems stock exchanged in the merger of more than one year.

The aggregate tax basis of the shares of Invitrogen common stock received in the merger (including any fractional share of Invitrogen common stock deemed received) to a holder receiving cash in the merger that was not treated as a dividend will be the same as the aggregate tax basis of the shares of Applied Biosystems stock surrendered in exchange therefor in the merger, increased by the amount of capital gain recognized (excluding gain recognized with respect to cash received instead of fractional shares) and reduced by the amount of cash received (excluding cash received instead of fractional shares). The holding period of the shares of Invitrogen common stock received (including any fractional share of Invitrogen common stock deemed received) will include the holding period of shares of Applied Biosystems stock surrendered in exchange for the Invitrogen common stock. If a holder’s tax basis in shares of Applied Biosystems stock exceeds the sum of the amount of cash received and the value of the Invitrogen common stock received in exchange for the shares of Applied Biosystems stock, such a holder will not recognize loss.

Applied Biosystems Stockholders Receiving Cash Instead of a Fractional Share. Applied Biosystems stockholders who receive cash instead of fractional shares of Invitrogen common stock will be treated as having received the fractional shares in the merger and then as having exchanged the fractional shares for cash. These holders will generally recognize gain or loss equal to the difference between the tax basis allocable to the fractional shares and the amount of cash received. The gain or loss generally will be capital gain or loss and long-term capital gain or loss if the Applied Biosystems stock exchanged has been held for more than one year at the effective time of the merger. The deductibility of capital losses is subject to limitations.

Tax Consequences of the Merger for U.S. Holders if the Merger Does Not Qualify as a Reorganization Within the Meaning of Section 368(a) of the Code

If the merger does not qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code, for U.S. federal income tax purposes, each U.S. holder of Applied Biosystems stock will recognize gain or loss with respect to each share of Applied Biosystems stock that it exchanges in the merger equal to the difference, if any, between (1) the sum of any cash received (including cash received in lieu of a fractional share of Invitrogen common stock) and the fair market value, as of the effective time of the merger, of the shares of Invitrogen common stock received by such holder in the exchange and (2) such holder’s tax basis in the shares of Applied Biosystems stock exchanged therefor. In such event, the U.S. holder’s aggregate tax basis in the shares of Invitrogen common stock so received will equal their fair market value as of the effective time of the merger, and such holder’s holding period for such shares will begin the day after the merger.

In general, in the case of a U.S. holder of Applied Biosystems stock who realizes gain on the merger, if the amount of cash received by such a U.S. holder in the merger is equal to or greater than that U.S. holder’s gain realized in the merger (i.e., the amount by which the sum of the amount of cash received and the value (as of the effective time of the merger) of the Invitrogen common stock received exceeds the U.S. holder’s adjusted tax basis in the shares of Applied Biosystems stock exchanged in the merger), the U.S. federal income tax consequences to such U.S. holder should generally be the same regardless of whether the merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code.

Tax Consequences of the Merger to ABI and Invitrogen

Except with respect to the effect, if any, of the merger on the separation of ABI’s Celera business group, the merger will not result in the recognition of gain or loss to ABI or Invitrogen.

Applied Biosystems Stockholders Exercising Appraisal Rights

A U.S. holder who exercises appraisal rights under Delaware law and receives cash in exchange for its Applied Biosystems stock will generally recognize capital gain or loss equal to the difference between the cash received by such holder (other than any cash received that is treated as actual or imputed interest, which will be taxable as ordinary income) and such holder’s tax basis in the Applied Biosystems stock exchanged therefor.

Information Reporting and Backup Withholding

Cash payments received in the merger by a U.S. holder may, under certain circumstances, be subject to information reporting and backup withholding at a rate of 28% of the cash payable to the holder, unless the holder provides proof of an applicable exemption, furnishes its taxpayer identification number (in the case of individuals, their social security number) and otherwise complies with all applicable requirements of the backup withholding rules. Any amounts withheld from payments to a U.S. holder under the backup withholding rules are not additional tax and will be allowed as a refund or credit against the U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the Internal Revenue Service.

The foregoing discussion is not intended to be legal or tax advice to any particular Applied Biosystems stockholder. Tax matters regarding the merger are very complicated, and the tax consequences of the merger to any particular Applied Biosystems stockholder will depend on that stockholder’s particular situation. Applied Biosystems stockholders should consult their own tax advisors regarding the specific tax consequences of the merger, including tax return reporting requirements, the applicability of federal, state, local and non-U.S. tax laws and the effect of any proposed change in the tax laws to them.

UPDATE TO “THE INVITROGEN SPECIAL MEETING OF STOCKHOLDERS”

The joint proxy statement/prospectus is supplemented to include the following disclosure in “The Invitrogen Special Meeting of Stockholders”:

Date, Time, Place and Purpose of the Invitrogen Special Meeting of Stockholders

The special meeting of Invitrogen stockholders will be held on October 28, 2008, at 9:30 a.m., Pacific time, at Invitrogen’s headquarters, 5781 Van Allen Way, Carlsbad, California 92008.

UPDATE TO “THE APPLIED BIOSYSTEMS SPECIAL MEETING OF STOCKHOLDERS”

The joint proxy statement/prospectus is supplemented to include the following disclosure in “The Applied Biosystems Special Meeting of Stockholders”:

Date, Time, Place and Purpose of the Applied Biosystems Special Meeting of Stockholders

The Applied Biosystems special meeting of stockholders will be held on October 16, 2008, at 9:30 a.m., Eastern time, at Applied Biosystems’ headquarters, located at 301 Merritt 7, Main Avenue (old U.S. Route 7), Norwalk, Connecticut 06851, solely for the purpose of adjourning the meeting and will reconvene on October 28, 2008, at 9:00 a.m., Eastern time, at the same location.

ANNEX A

AMENDMENT NO. 2

TO

AGREEMENT AND PLAN OF MERGER

THIS AMENDMENT NO. 2 (this “Amendment”) to the Agreement and Plan of Merger, dated as of June 11, 2008, as amended on September 9, 2008 (the “Merger Agreement”), by and among Invitrogen Corporation, a Delaware corporation (“Parent”), Atom Acquisition, LLC, a Delaware limited liability company and a direct wholly owned Subsidiary of Parent (“Acquisition Sub”), and Applied Biosystems Inc. (formerly known as Applera Corporation), a Delaware corporation (the “Company”), is made and entered into as of the 15th day of October, 2008 by Parent, Acquisition Sub, the Company and Atom Acquisition Corporation, a Delaware corporation and a direct wholly-owned Subsidiary of Acquisition Sub that will become a party to the Merger Agreement by virtue of this Amendment (“Merger Sub”). Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to such terms in the Merger Agreement, as modified by this Amendment.

WHEREAS, pursuant to Section 7.4 of the Merger Agreement, the Merger Agreement may be amended or supplemented in writing by the Company and Parent; and

WHEREAS, the parties desire to amend the Merger Agreement to, among other things, (i) modify the structure of the Merger so that, at the Effective Time, Merger Sub will be merged with and into the Company, with the Company continuing as the Surviving Corporation in the Merger and, immediately thereafter, the Surviving Corporation will be merged with and into Acquisition Sub, with Acquisition Sub continuing as the Surviving Company in the Second Merger, (ii) eliminate the provision in Section 6.1(g) of the Merger Agreement which provided that, as a condition to the obligations of Parent and the Company to complete the Merger, each of Parent and Company was to have received a Tax Opinion from its respective Tax Counsel to the effect that the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code and each of Parent and the Company will be treated as a party to the reorganization within the meaning of Section 368(b) of the Code and (iii) make such other changes as are necessary or appropriate in light of the foregoing amendments; and

WHEREAS, the parties desire that the amendments to the Merger Agreement provided for in this Amendment will, among other things, reflect the mutual intention of the parties to restructure the transactions contemplated by the Merger Agreement to ensure that except with respect to the effect, if any, of the Merger and the Second Merger on the Celera Separation, neither the Merger nor the Second Merger will result in the recognition of gain or loss to the Company or Parent for U.S. federal income tax purposes;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto do hereby agree as follows:

Section 1. Amendment to Preamble. The preamble to the Merger Agreement is hereby deleted and replaced in its entirety with the following:

“AGREEMENT AND PLAN OF MERGER, dated as of June 11, 2008 (as amended through the date hereof, the “Agreement”), among Invitrogen Corporation, a Delaware corporation (“Parent”), Atom Acquisition, LLC, a Delaware limited liability company and a direct wholly-owned Subsidiary of Parent (“Acquisition Sub”), Atom Acquisition Corporation, a Delaware corporation and a direct wholly-owned Subsidiary of Acquisition Sub (“Merger Sub”), and Applied Biosystems Inc. (formerly known as Applera Corporation), a Delaware corporation (the “Company”).

W I T N E S S E T H :

WHEREAS, the respective Boards of Directors of Parent, the Company and Merger Sub, Acquisition Sub, acting in its capacity as the sole stockholder of Merger Sub, and Parent, acting in its capacity as the sole member of Acquisition Sub, have each determined that it is advisable and fair to and in the best interests of Parent, the Company, Acquisition Sub, and Merger Sub, respectively, and the stockholders of Parent, Acquisition Sub, and the Company and the sole member of Merger Sub, respectively, for Parent and the Company to engage in a business combination in order to advance their respective long-term strategic business interests; and

WHEREAS, in furtherance of the foregoing, at the Effective Time (as defined in Section 1.3) the parties hereto intend to effect a merger of Merger Sub with and into the Company (the “Merger”), with the Company continuing as the Surviving Corporation (as defined in Section 1.1), all in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) and upon the terms and subject to the conditions set forth herein, and to effect a merger of the Surviving Corporation with and into Acquisition Sub (the “Second Merger”), with Acquisition Sub continuing as the Surviving Company (as defined in Section 1.1) all in accordance with the DGCL and the Delaware Limited Liability Company Act (the “DLLCA”); and

WHEREAS, prior to the Effective Time, the Company has redeemed all of the issued and outstanding shares of the Company’s Celera Group Common Stock (as defined in Section 3.2(a)) in exchange for shares of common stock, par value $.01 per share, of Celera Corporation, a Delaware corporation (“Celera Corporation”), as a result of which the Company’s Celera Group tracking stock business (the “Celera Group”) has been split off and, as of immediately following such split-off, was owned by the former holders of the Celera Group Common Stock (the “Celera Separation”); and

WHEREAS, the respective Boards of Directors of Parent, Merger Sub, and the Company have approved and declared the Merger advisable, upon the terms and subject to the conditions set forth in this Agreement, and Parent, acting in its capacity as the sole member of Acquisition Sub, and the Board of Directors of Merger Sub, have approved and declared the Second Merger advisable, upon the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, subject to the fiduciary duties of the Company’s Board of Directors under applicable Laws (as defined in Section 3.7(a)) and Section 5.4(d) of this Agreement, the Board of Directors of the Company has resolved to recommend to the Company’s stockholders the approval and adoption of this Agreement and the approval of the transactions contemplated hereby, including the Merger, upon the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, the Board of Directors of Parent has approved, and resolved to recommend to Parent’s stockholders the approval of, the issuance of shares of Parent Common Stock (as defined in Section 4.2(a)) in connection with the Merger (the “Stock Issuance”); and

WHEREAS, immediately following the execution of Amendment No. 2 to this Agreement, Acquisition Sub, as the sole stockholder of Merger Sub, will act by written consent to approve and adopt this Agreement and approve the transactions contemplated hereby, including the Merger, upon the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, Parent, Acquisition Sub, Merger Sub, and the Company wish to make certain representations, warranties, covenants, and agreements in connection with the Merger and to prescribe certain conditions to the consummation of the Merger as set forth herein; and

WHEREAS, for United States federal income Tax purposes, the Merger is intended to qualify as a reorganization within the meaning of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the “Code”), and this Agreement is hereby adopted as a plan of reorganization for purposes of Section 368 of the Code; and

WHEREAS, it is intended that if the Merger and the Second Merger, taken together, do not qualify as a reorganization within the meaning of Section 368(a) of the Code, except with respect to the effect, if any, of the Merger and the Second Merger on the Celera Separation, the Merger will not result in the recognition of gain or loss to the Company or Parent for U.S. federal income tax purposes; and

WHEREAS, terms used but not defined herein shall have the respective meanings ascribed to such terms in Section 8.14, unless otherwise noted.

NOW THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, Parent, Acquisition Sub, Merger Sub, and the Company agree as follows:”

Section 2. Amendment to Section 1.1. Section 1.1 of the Merger Agreement is hereby deleted and replaced in its entirety with the following:

“Section 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, Merger Sub shall be merged with and into the Company at the Effective Time. Following the Merger, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation (the “Surviving Corporation”) and shall succeed to and assume all the rights and obligations of Merger Sub in accordance with the DGCL. At the Effective Time, immediately after the Merger, the Surviving Corporation shall be merged with and into Acquisition Sub pursuant to the Second Merger. Following the Second Merger, the separate corporate existence of the Surviving Corporation shall cease, and Acquisition Sub shall continue as the surviving company (the “Surviving Company”) and shall succeed to and assume all the rights and obligations of the Company in accordance with the DGCL and the DLLCA.”

Section 3. Amendment to Section 1.3. Section 1.3 of the Merger Agreement is hereby deleted and replaced in its entirety with the following:

“Section 1.3 Effective Time. Subject to the provisions of this Agreement, as promptly as practicable on the Closing Date, the parties shall file with the Secretary of State of the State of Delaware a certificate of merger giving effect to the Merger (the “Certificate of Merger”), executed and acknowledged by the parties in accordance with the relevant provisions of the DGCL, and as promptly as practicable on or after the Closing Date, shall make all other filings or recordings required under the DGCL. The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, or at such later date and time as Parent and the Company shall agree and shall specify in the Certificate of Merger (the date and time that the Merger becomes effective being the “Effective Time”). Subject to the provisions of this Agreement, immediately after the filing of the Certificate of Merger on the Closing Date, the parties shall file with the Secretary of State of the State of Delaware a second certificate of merger with respect to the Second Merger (the “Second Certificate of Merger”), executed and acknowledged by the parties in accordance with the relevant provisions of the DGCL and the DLLCA, and as promptly as practicable on or after the Closing Date, shall make all other filings or recordings required under the DGCL and the DLLCA. The Second Merger shall become effective upon the filing of the Second Certificate of Merger with the Secretary of State of the State of Delaware, and shall be deemed to have occurred at the Effective Time, immediately after the consummation of the Merger.”

Section 4. Amendment to Section 1.4. Section 1.4 of the Merger Agreement is hereby deleted and replaced in its entirety with the following:

“Section 1.4 Effects of the Merger and the Second Merger. At and after the Effective Time, the Merger shall have the effects set forth in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation. At and after the effective time of the Second Merger, the Second

Merger shall have the effects set forth in this Agreement and the applicable provisions of the DGCL and the DLLCA. Without limiting the generality of the foregoing and subject thereto, at the effective time of the Second Merger all the property, rights, privileges, powers and franchises of the Surviving Corporation and the Acquisition Sub shall vest in the Surviving Company, and all debts, liabilities and duties of the Surviving Corporation and the Acquisition Sub shall become the debts, liabilities and duties of the Surviving Company.”

Section 5. Amendment to Section 1.5. Section 1.5 of the Merger Agreement is hereby deleted and replaced in its entirety with the following:

“Section 1.5 Certificate of Incorporation and By-Laws of the Surviving Corporation; Certificate of Formation and Limited Liability Company Agreement of the Surviving Company.

(a) Subject to Section 5.12 of this Agreement, at the Effective Time, the certificate of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided by the DGCL or therein, except that as of the Effective Time, Paragraph 1 of the certificate of incorporation of the Surviving Corporation shall be amended to reflect the name of the Company (or a variation thereof) as the name of the Surviving Corporation.

(b) Subject to Section 5.12 of this Agreement, at the Effective Time, the by-laws of Merger Sub, as in effect immediately prior to the Effective Time, shall become the by-laws of the Surviving Corporation, until thereafter changed or amended as provided by the DGCL, the certificate of incorporation of the Surviving Corporation and such by-laws.

(c) Subject to Section 5.12 of this Agreement, at the effective time of the Second Merger, the certificate of formation of Acquisition Sub, as in effect immediately prior to the effective time of the Second Merger, shall be the certificate of formation of the Surviving Company until thereafter changed or amended as provided by the DLLCA or therein, except that as of the Effective Time, Paragraph 1 of the certificate of formation of the Surviving Company shall be amended to reflect the name of the Surviving Corporation (or a variation thereof) as the name of the Surviving Company.

(d) Subject to Section 5.12 of this Agreement, at the effective time of the Second Merger, the limited liability company agreement of Acquisition Sub, as in effect immediately prior to the effective time of the Second Merger, shall become the limited liability company agreement of the Surviving Company, until thereafter changed or amended as provided by the DLLCA, the certificate of formation of the Surviving Company and such limited liability company agreement.”

Section 6. Amendment to Section 1.6. Section 1.6 of the Merger Agreement is hereby deleted and replaced in its entirety with the following:

“Section 1.6 Directors of Surviving Corporation; Sole Member of the Surviving Company. At the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each to hold office in accordance with the Surviving Corporation’s certificate of incorporation and by-laws, in each case, as in effect from time to time. Parent, as the sole member of Acquisition Sub immediately prior to the effective time of the Second Merger, shall, from and after the effective time of the Second Merger, continue to be the sole member of, and shall continue to manage, the Surviving Company, in accordance with the Surviving Company’s limited liability company agreement and certificate of formation, in each case, as in effect from time to time.”

Section 7. Amendment to Section 1.7. Section 1.7 of the Merger Agreement is hereby deleted and replaced in its entirety with the following:

“Section 1.7 Officers of Surviving Corporation and Surviving Company. The officers of the Company immediately prior to the Effective Time, from and after the Effective Time, shall be the officers of the Surviving Corporation, until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be. The officers of the Surviving Corporation immediately prior to the effective time of the Second Merger, from and after the effective time of the Second Merger, shall be the officers of the Surviving Company, until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be.”

Section 8. Amendment to Section 1.8. Section 1.8 of the Merger Agreement is hereby deleted and replaced in its entirety with the following:

“Section 1.8 Subsequent Actions. If, at any time after the Effective Time or the effective time of the Second Merger, the Surviving Corporation or the Surviving Company, respectively, shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation or the Surviving Company its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Merger Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or any of the rights, properties or assets of either of the Surviving Corporation or Acquisition Sub acquired or to be acquired by the Surviving Company as a result of, or in connection with, the Second Merger, or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation or the Surviving Company, as applicable, shall be authorized to execute and deliver, in the name and on behalf of either the Company or Merger Sub, or the Surviving Company or Acquisition Sub, as applicable, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of any of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or the Surviving Company, as applicable, or otherwise to carry out this Agreement.”

Section 9. Amendment to Section 2.1(c). Section 2.1(c) of the Merger Agreement is hereby deleted and replaced in its entirety with the following:

“(c) Conversion of Merger Sub Shares. Each issued and outstanding share of common stock, par value $0.01 per share, of Merger Sub shall be converted into one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.”

Section 10. Amendment to Add New Section 2.1(f). Section 2.1 of the Merger Agreement is hereby amended to add the following new subclause (f) at the end thereof:

“(f) Effect on Stock of Second Merger. At the effective time of the Second Merger, by virtue of the Second Merger and without any action on the part of the Surviving Corporation or Acquisition Sub or the holders of any securities of the Surviving Corporation or Acquisition Sub: (i) each issued and outstanding share of common stock, par value $0.01 per share, of the Surviving Corporation shall be cancelled and retired and shall cease to exist, and no consideration shall be issued or delivered in exchange therefor and (ii) each issued and outstanding limited liability company interest of Acquisition Sub shall be converted into one validly issued limited liability company interest of the Surviving Company.”

Section 11. Amendment to Section 2.3(d). References to the “Surviving Company” in Section 2.3(d) of the Merger Agreement are hereby amended to include references to the “Surviving Corporation.”

Section 12. Amendment to Section 2.3(g). Section 2.3(g) of the Merger Agreement is hereby deleted and replaced in its entirety with the following:

“(g) Closing of Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the transfer books of the Surviving Corporation of the Company Common Stock which was outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates or Company Book-Entry Shares are presented to the Surviving Corporation, the Surviving Company or the Exchange Agent for any reason, they shall be cancelled and exchanged as provided in this Section 2.3, except as otherwise provided by Section 2.1(e).”

Section 13. Amendment to Section 2.3(h). Section 2.3(h) of the Merger Agreement is hereby amended by inserting the words “Acquisition Sub, the Surviving Corporation,” after the word “Merger Sub” in the first sentence of Section 2.3(h).

Section 14. Amendment to Section 3.15(g). Section 3.15(g) of the Merger Agreement is hereby deleted and replaced in its entirety with the following:

“(g) Neither the Company nor any of its Subsidiaries has: (A) agreed to make or is required to make any adjustment for a taxable period ending after the Effective Time under Section 481(a) of the Code by reason of a change in accounting method or otherwise, except where such adjustments do not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company; (B) constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (I) in the two years prior to the date of this Agreement or (II) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in connection with the Merger and the Second Merger; (C) taken any action or knows of any fact, agreement, plan or other circumstance (other than potential circumstances relating to the “continuity of interest requirement” under the Code) that is reasonably likely to prevent the Merger and the Second Merger from together qualifying as a “reorganization” within the meaning of Section 368(a) of the Code; or (D) taken any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a “qualified stock purchase” within the meaning of Section 338(d)(3) of the Code in the event that the Merger and the Second Merger, taken together, do not qualify as a “reorganization” within the meaning of Section 368(a) of the Code.”

Section 15. Amendment to Article IV. The words “Parent and Merger Sub represent and warrant to the Company as follows:” at the end of the preamble to Article IV of the Merger Agreement are hereby deleted and replaced in their entirety with the following:

“Parent, Acquisition Sub, and Merger Sub represent and warrant to the Company as follows:”

Section 16. Amendment to Section 4.1(b). The third sentence of Section 4.1(b) of the Merger Agreement is hereby amended to add the word “Acquisition Sub,” at the beginning of such sentence.

Section 17. Amendment to Section 4.3(a). Section 4.3(a) of the Merger Agreement is hereby deleted and replaced in its entirety with the following:

“(a) Each of Parent, Acquisition Sub, and Merger Sub has the requisite corporate or limited liability company power and authority to enter into this Agreement, subject to receipt of Parent Stockholder Approval (as defined in Section 4.19 of this Agreement), and to consummate the transactions contemplated hereby, including the Merger and the Second Merger. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Parent and Merger Sub, by Acquisition Sub, acting in its capacity as the sole stockholder of Merger Sub, and by Parent, acting in its capacity as the sole member of Acquisition Sub, and, except for (i) the Parent Stockholder Approval, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and (iii) the filing of the Second Certificate of Merger with the Secretary of State of the State of Delaware, no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize the consummation of the Merger, the Second Merger and the transactions contemplated hereby and thereby. The Board of Directors of Parent has determined (x) that the transactions contemplated by this Agreement are fair to and in the best interest of Parent and its stockholders and (y) to recommend that such stockholders vote in favor of the approval of the Stock Issuance. This Agreement has been duly and validly executed and delivered by Parent, Acquisition Sub, and Merger Sub and, assuming this Agreement constitutes a valid and binding agreement of the other parties hereto, constitutes a valid and binding agreement of Parent, Acquisition Sub, and Merger Sub, enforceable against Parent, Acquisition Sub, and

Merger Sub in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other Laws affecting the enforcement of creditors’ rights generally or by principles governing the availability of equitable remedies).”

Section 18. Amendment to Section 4.15(g). Section 4.15(g) of the Merger Agreement is hereby deleted and replaced in its entirety with the following:

“(g) Neither Parent nor any of its Subsidiaries has: (A) agreed to make or is required to make any adjustment for a taxable period ending after the Effective Time under Section 481(a) of the Code by reason of a change in accounting method or otherwise, except where such adjustments do not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent; (B) constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (I) in the two years prior to the date of this Agreement or (II) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in connection with the Merger and the Second Merger; (C) taken any action or knows of any fact, agreement, plan or other circumstance (other than potential circumstances relating to the “continuity of interest requirement” under the Code) that is reasonably likely to prevent the Merger and the Second Merger from together qualifying as a “reorganization” within the meaning of Section 368(a) of the Code; or (D) taken any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a “qualified stock purchase” within the meaning of Section 338(d)(3) of the Code in the event that the Merger and the Second Merger, taken together, do not qualify as a “reorganization” within the meaning of Section 368(a) of the Code.”

Section 19. Amendments to Section 4.15(l). Section 4.15(l) of the Merger Agreement is hereby deleted and replaced in its entirety with the following:

“All of the outstanding equity securities of Merger Sub are owned directly by Acquisition Sub. Merger Sub has outstanding no option, warrant, right, or any other agreement pursuant to which any person other than Parent or Acquisition Sub may acquire any equity security of Merger Sub. Merger Sub owns no assets, and has engaged in no activities, other than those necessary to effectuate the Merger. All of the outstanding equity securities of Acquisition Sub are owned directly by Parent. Acquisition Sub has outstanding no option, warrant, right, or any other agreement pursuant to which any person other than Parent may acquire any equity security of Acquisition Sub. Acquisition Sub owns no assets, and has engaged in no activities, other than those necessary to effectuate the Second Merger. No election has been filed to cause Acquisition Sub to be classified as a corporation for federal Tax purposes.”

Section 20. Amendments to Section 4.23. References in Section 4.23 to “Merger Sub” are hereby replaced with references to “Acquisition Sub.” In addition, the words “, the Surviving Corporation” are hereby added to the fifth sentence of Section 4.23 after the words “expected to be sufficient for Parent.”

Section 21. Amendment to Section 5.2. Section 5.2 of the Merger Agreement is hereby deleted and replaced in its entirety with the following:

“Section 5.2 Tax-Free Treatment of the Merger.

(a) The parties to this Agreement intend that, except with respect to the effect, if any, of the Merger and the Second Merger on the Celera Separation, the Merger will not result in the recognition of gain or loss to the Company or Parent for U.S. federal income tax purposes,

(b) Neither the Company nor Parent shall, nor shall they permit any of their respective Subsidiaries to, take or cause to be taken any action (including agreeing to any transaction or entering into any agreement), except with respect to the Celera Separation, that would result in the Merger and the Second Merger failing, as an integrated transaction, to qualify as a reorganization within the meaning of Section 368(a) of the Code; or take or cause to take any action that would prevent the merger of Merger Sub into Company from qualifying as a “qualified stock purchase” within the meaning of Section 338(d)(3) of the Code in the event that the Merger and the Second Merger, taken together, do not qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

(c) Parent and the Company shall use their commercially reasonable efforts, and shall cause their respective Subsidiaries to use all commercially reasonable efforts, to cause (i) the Merger and the Second Merger, as an integrated transaction, to qualify as a reorganization within the meaning of Section 368(a) of the Code and (ii) the merger of Merger Sub into Company to qualify as a “qualified stock purchase” within the meaning of Section 338(d)(3) of the Code in the event that the Merger and the Second Merger, taken together, do not qualify as a “reorganization” within the meaning of Section 368(a) of the Code, including providing the representations, covenants and certificates referred to in Sections 5.5(d)(iii) and 6.1(g) of this Agreement.”

Section 22. Amendment to Section 5.5(d)(iii). Section 5.5(d)(iii) of the Merger Agreement is hereby deleted and replaced in its entirety with the following:

“(iii) (A) cooperate with each other in obtaining a written opinion (each such opinion, a “Tax Opinion”) of its respective legal counsel, Skadden, Arps, Slate, Meagher & Flom LLP, in the case of the Company, and DLA Piper LLP (US), in the case of Parent (each such counsel, “Tax Counsel”), dated as of the Effective Time, to the effect that, on the basis of facts, representations, assumptions and qualifications set forth in such opinion, the Merger and the Second Merger, taken together, will be treated as a reorganization within the meaning of Section 368(a) of the Code and Parent and the Company each will be treated as a party to the reorganization within the meaning of Section 368(b) of the Code; and (B), cooperate with each other in obtaining a written opinion of its respective legal counsel (each such opinion, a “Company Tax Opinion”), dated as of the Effective Time, to the effect that, on the basis of facts, representations, assumptions and qualifications set forth in such opinion, except with respect to the effect, if any, of the Merger and the Second Merger on the Celera Separation, neither the Merger nor the Second Merger will result in the recognition of gain or loss to the Company or Parent for U.S. federal income tax purposes. In the event that Tax Counsel cannot conclude that the Merger and the Second Merger, taken together, will be treated as a reorganization within the meaning of Section 368(a) of the Code, the Company and Parent shall cooperate with each other in obtaining a Tax Opinion of its respective Tax Counsel, dated as of the Effective Time, to the effect that, on the basis of facts, representations, assumptions and qualifications set forth in such opinion, the Merger and the Second Merger, taken together, should be treated as a reorganization within the meaning of Section 368(a) of the Code and, if they are so treated, Parent and the Company each will be treated as a party to the reorganization within the meaning of Section 368(b) of the Code. In each case, each of the Company, Parent, Merger Sub and Acquisition Sub shall cooperate with each Tax Counsel and shall deliver to each Tax Counsel for purposes of each Tax Opinion and each Company Tax Opinion customary representations and covenants, including those contained in certificates of the Company, Parent, Merger Sub and others, reasonably satisfactory in form and substance to each Tax Counsel. For the avoidance of doubt, it shall not be a condition to any party’s obligation to consummate the transactions contemplated by this Agreement that any Tax Opinion or Company Tax Opinion specified in this Section 5.2(b) has been obtained by either the Company or Parent.”

Section 23. Amendment to Section 5.12. Section 5.12 of the Merger Agreement is hereby deleted and replaced in its entirety with the following:

“Section 5.12 Indemnification and Insurance.

(a) Parent, Merger Sub and Acquisition Sub agree that all rights to exculpation and indemnification, including rights to the advancement of expenses, for acts or omissions occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time (including any matters arising in connection with the transactions contemplated by this Agreement), now existing in favor of the current or former directors, officers or employees, as the case may be (the “Indemnified Parties”), of the Company or its Subsidiaries as provided in their respective certificate of incorporation or by-laws or in any agreement shall survive the Merger and shall continue in full force and effect for a period of six (6) years from and after the Effective Time. For a period of six (6) years from and after the Effective Time, Parent, the Surviving Corporation and the Surviving Company shall (i) maintain in effect (A) the current provisions regarding indemnification of and the advancement of expenses to officers and directors contained in the Company Organizational Documents (or comparable organizational documents) of each of the Company and its Subsidiaries and (B) any indemnification agreements of the Company and its Subsidiaries with any of their respective directors, officers and employees existing as on the date hereof, and (ii) jointly and severally indemnify the Indemnified Parties to the fullest extent permitted by applicable Law. For purposes of the foregoing: (i) in the event any claim is asserted within the six-year period during which Parent, the Surviving Corporation and the Surviving Company are required to maintain the indemnification arrangements of the Company and its Subsidiaries, all such rights in respect of any such claim shall continue until disposition thereof; and (ii) any determination required to be made with respect to whether an Indemnified Party’s conduct complies with the standards set forth under the DGCL, the Company Organizational Documents (or the organizational documents of the Surviving Corporation or the Surviving Company) or any such agreement, as the case may be, for purposes of the allowance of indemnification or advancement of expenses, shall be made by independent legal counsel selected by such Indemnified Party and reasonably acceptable to Parent. For a period of six (6) years from and after the Effective Time, the Surviving Corporation or the Surviving Company shall either cause to be maintained in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company or its Subsidiaries or provide substitute policies or purchase a “tail policy,” in either case, of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured with respect to claims arising from facts or events that occurred on or before the Effective Time, except that in no event shall the Surviving Corporation or the Surviving Company be required to pay with respect to such insurance policies in respect of any one policy year more than 250% of the annual premium paid by the Company for such insurance for the fiscal year ending June 30, 2008 (the “Maximum Amount”), and if the Surviving Corporation or Surviving Company is unable to obtain the insurance required by this Section 5.12 it shall obtain as much comparable insurance as possible for an annual premium equal to the Maximum Amount.

(b) The provisions of this Section 5.12 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their heirs and legal representatives.

(c) The rights of the Indemnified Parties and their heirs and legal representatives under this Section 5.12 shall be in addition to any rights such Indemnified Parties may have under the certificate of incorporation or by-laws of the Company or any of its Subsidiaries, or under any other applicable Laws.

(d) In the event that either Parent, the Surviving Corporation or the Surviving Company or any of their respective successors or assigns (A) consolidates with or merges into any other persons, or (B) transfers 50% or more of its properties or assets to any person, then and in each case, proper provision shall be made so the applicable successors and assigns or transferees assume the obligations set forth in this Section 5.12.”

Section 24. Amendments to Section 5.16. References in Section 5.16 to “Parent and Merger Sub” are hereby replaced with “Parent, Acquisition Sub and Merger Sub.” In addition, the second sentence of Section 5.16 of the Merger Agreement is hereby amended to insert the words “Acquisition Sub or” between the words “permit” and “Merger Sub.”

Section 25. Amendment to Section 6.1(g). Section 6.1(g) of the Merger Agreement is hereby deleted and replaced in its entirety with the following:

“(g) [Intentionally Omitted].”

Section 26. Amendment to Section 8.6. Section 8.6 of the Merger Agreement is hereby deleted and replaced in its entirety with the following:

“Section 8.6. Waiver of Jury Trial. EACH OF PARENT, THE COMPANY, ACQUISITION SUB, AND MERGER SUB HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, THE COMPANY, ACQUISITION SUB, OR MERGER SUB IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.”

Section 27. Amendment to Section 8.7. The phrase “To Parent or Merger Sub,” which precedes the address of Parent in Section 8.7 is hereby amended to read as follows:

“To Parent, Acquisition Sub, or Merger Sub.”

Section 28. No Other Amendments to the Merger Agreement.

28.1 On and after the date hereof, each reference in the Merger Agreement to “this Agreement,” “herein,” “hereof,” “hereunder” or words of similar import shall mean and be a reference to the Merger Agreement as amended hereby. Notwithstanding the foregoing, references to the date of the Merger Agreement, as amended hereby, shall in all instances continue to refer to June 11, 2008, references to “the date hereof” and “the date of this Agreement” shall continue to refer to June 11, 2008, and references to the date of the Amendment and “as of the date of the Amendment” shall refer to October 15, 2008.

28.2 Except as otherwise expressly provided herein, all of the terms and conditions of the Merger Agreement remain unchanged and continue in full force and effect. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Merger Agreement or any of the documents referred to therein.

Section 29. Effect of Amendment. This Amendment shall form a part of the Merger Agreement for all purposes, and each party hereto and thereto shall be bound hereby. From and after the execution of this Amendment by the parties hereto, any reference to the Merger Agreement shall be deemed a reference to the Merger Agreement as amended hereby. This Amendment shall be deemed to be in full force and effect from and after the execution of this Amendment by the parties hereto.

Section 30. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of laws thereof.

Section 31. Counterparts. This Amendment may be executed in counterparts (including by facsimile), all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

Section 32. Headings. The descriptive headings of the several Sections of this Amendment were formulated, used and inserted in this Amendment for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have signed or caused this Amendment to be signed by their respective officers thereunto duly authorized all as of the date first written above.

INVITROGEN CORPORATION

By:	/s/ John A. Cottingham
Name:	John A. Cottingham
Title:	Senior Vice President, General Counsel and Secretary

ATOM ACQUISITION, LLC

By Invitrogen Corporation, as its Sole Member

By:	/s/ John A. Cottingham
Name:	John A. Cottingham
Title:	Senior Vice President, General Counsel and Secretary

ATOM ACQUISITION CORPORATION

By:	/s/ John A. Cottingham
Name:	John A. Cottingham
Title:	Secretary

APPLIED BIOSYSTEMS INC.

By:	/s/ Tony L. White
Name:	Tony L. White
Title:	Chairman and Chief Executive Officer

[Signature Page to Amendment]

*    *    *

FORWARD LOOKING STATEMENTS

Some statements made by Applied Biosystems Inc. (formerly Applera Corporation, the “Company”) or Invitrogen Corporation (“Invitrogen”) contained in, or incorporated by reference in, this communication are forward-looking and are subject to a variety of risks and uncertainties. These forward-looking statements may be identified by the use of forward-looking words or phrases such as “believe,” “expect,” “intend,” and “anticipate,” among others. Such forward-looking statements include statements regarding our decision to enter into an agreement for a sale of the Company, the ability of the Company and Invitrogen to complete the transaction contemplated by the definitive agreement, including the parties’ ability to satisfy the conditions set forth in the definitive agreement, and the possibility of any termination of the definitive agreement. The forward-looking statements contained in this report are based on our current expectations, and those made at other times will be based on our expectations when the statements are made. We cannot guarantee that any forward-looking statements will be realized.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. To comply with the terms of the safe harbor, we note that a variety of factors could cause actual results and experience to differ materially from anticipated results or other expectations expressed in forward-looking statements. We also note that achievement of anticipated results or expectations in forward-looking statements is subject to the possibility that assumptions underlying forward-looking statements will prove to be inaccurate. Investors should bear this in mind as they consider forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including required approvals by the stockholders of the Company and Invitrogen, as well as of regulatory agencies, the possibility that the anticipated benefits from the merger cannot be fully realized, the possibility that costs or difficulties related to the integration of the Company’s operations and those of Invitrogen will be greater than expected, the impact of competition and other risk factors included in the Company’s and Invitrogen’s reports filed with the United States Securities and Exchange Commission (the “SEC”). The risks and uncertainties that may affect the operations, performance, development, and results of our business include, but are not limited to, those described under the heading “Risks Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2008, as updated by our subsequent Quarterly Reports on Form 10-Q. We note that our business could be affected by other factors that we have not disclosed because we think they are immaterial. Also, there may be additional risks and uncertainties that could affect our businesses but that are not currently known to us. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events, or otherwise.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed merger contemplated by the Agreement and Plan of Merger (as amended, the “Merger Agreement”), dated as of June 11, 2008, as amended by Amendment No. 1 thereto, dated as of September 9, 2008, by and among the Company (formerly known as Applera Corporation), Invitrogen and Atom Acquisition, LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of Invitrogen (“Acquisition Sub”), Invitrogen filed a definitive joint proxy statement/prospectus of the Company and Invitrogen with the SEC on September 11, 2008. Copies of the definitive joint proxy statement/prospectus were mailed to stockholders of the Company and Invitrogen on September 12, 2008. On October 15, 2008, the Company, Invitrogen, Acquisition Sub and Atom Acquisition Corporation, a Delaware corporation and an indirect wholly-owned subsidiary of Invitrogen (“Merger Sub”) entered into a second amendment (“Amendment No. 2”) to the Merger Agreement. Invitrogen has filed, and the Company is herewith filing, a supplement to the joint proxy statement/prospectus that includes a copy of Amendment No. 2 as an annex and describes the effects of Amendment No. 2 on the Merger Agreement. Investors and security holders are urged to read the definitive joint proxy statement/prospectus and the annexes thereto and the supplement and the annex thereto because they contain important information. You may obtain a free copy of the definitive joint proxy statement/prospectus, the supplement, and other related documents filed with the SEC by the Company and Invitrogen at the SEC’s website at www.sec.gov. The definitive joint proxy statement/prospectus, the supplement, and the other documents may also be obtained for free at the Company’s website at http://www.appliedbiosystems.com or at Invitrogen’s website at http://www.invitrogen.com.

The Company and Invitrogen and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders in respect of the transactions contemplated in connection with the proposed merger. You can find information about the Company’s executive officers and directors in the definitive joint proxy statement/prospectus. You can find information about Invitrogen’s executive officers and directors in the definitive joint proxy statement/prospectus and in Invitrogen’s definitive proxy statement filed with the SEC on March 5, 2008. You may obtain free copies of these documents from the Company or Invitrogen, as applicable, by using the contact information above.